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Exhibit 99.2

Affordable Residential Communities LP

Consolidated Financial Statements

As of and for the Three and Six Months Ended June 30, 2005 and 2004

AFFORDABLE RESIDENTIAL COMMUNITIES LP

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2005 AND DECEMBER 31, 2004

(in thousands)

(unaudited)

	June 30, 2005	December 31, 2004
Assets
Rental and other property, net	$1,587,040	$1,532,780
Assets held for sale	3,368	54,123
Cash and cash equivalents	19,616	39,802
Tenant notes and other receivables, net	32,826	19,029
Inventory	307	11,230
Loan origination costs, net	14,510	14,403
Loan reserves	35,453	31,019
Goodwill	85,264	85,264
Lease intangibles and customer relationships, net	16,087	19,106
Prepaid expenses and other assets	10,315	6,476

Total assets	$1,804,786	$1,813,232

Liabilities and Partners' Capital
Notes payable (including $25.8 million due to general partner)	$1,089,004	$1,001,622
Liabilities related to assets held for sale	2,656	29,516
Accounts payable and accrued expenses	31,273	37,877
Dividends payable	10,084	15,505
Tenant deposits and other liabilities	15,109	12,773

Total liabilities	1,148,126	1,097,293

Commitments and contingencies
Partners' capital
Preferred OP Units	144,250	144,250
Common OP Units:
General Partner	486,112	539,382
Limited Partners	26,298	32,307

	656,660	715,939

Total liabilities and partners' capital	$1,804,786	$1,813,232

The accompanying notes are an integral part of these consolidated financial statements.

AFFORDABLE RESIDENTIAL COMMUNITIES LP

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue
Rental income	$51,366	$47,884	$102,224	$86,210
Sales of manufactured homes	18,288	2,082	26,278	2,789
Utility and other income	5,835	5,114	11,481	9,097
Net consumer finance interest income (expense)	155	32	205	(40)

Total revenue	75,644	55,112	140,188	98,056

Expenses
Property operations	20,042	17,626	40,363	30,234
Real estate taxes	4,407	4,080	8,698	7,390
Cost of manufactured homes sold	16,190	1,809	24,405	2,365
Retail home sales, finance and insurance	4,112	1,498	7,317	2,079
Property management	2,494	1,600	4,759	3,054
General and administrative	6,259	4,304	11,618	19,099
Initial public offering related costs	—	—	—	4,417
Early termination of debt	—	—	—	13,427
Depreciation and amortization	22,224	17,242	42,255	32,152
Interest expense	16,544	12,729	31,817	27,209

Total expenses	92,272	60,888	171,232	141,426

Interest income	(277)	(450)	(660)	(792)

Loss from continuing operations	(16,351)	(5,326)	(30,384)	(42,578)
Income from discontinued operations	72	343	1,000	795
Gain (loss) on sale of discontinued operations	52	—	(678)	—

Net loss	(16,227)	(4,983)	(30,062)	(41,783)
Preferred unit distributions	(2,971)	(2,578)	(5,942)	(3,810)

Net loss attributable to Partners	$(19,198)	$(7,561)	$(36,004)	$(45,593)

Net loss attributable to Partners
General Partner	$(18,193)	$(7,126)	$(34,065)	$(42,095)
Limited Partners	(1,005)	(435)	(1,939)	(3,498)

	$(19,198)	$(7,561)	$(36,004)	$(45,593)

The accompanying notes are an integral part of these consolidated financial statements.

AFFORDABLE RESIDENTIAL COMMUNITIES LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2005 and 2004

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2005	2004
Cash flow from operating activities
Net loss attributable to Partners	$(36,004)	$(45,593)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	42,255	32,152
OP unit grant compensation expense	326	10,144
Preferred unit distributions declared	5,156	3,810
Partnership preferred unit distributions declared	786	—
Non-cash ARC IPO related costs	—	389
Early termination of debt	—	7,100
Depreciation included in income from discontinued operations	5	1,859
Loss on sale of discontinued operations	678	—
Gain on sale of manufactured homes	(1,873)	—
Changes in operating assets and liabilities, net of acquisitions	(10,340)	9,110

Net cash provided by operating activities	989	18,971

Cash flow from investing activities
Acquisition of Hometown communities	—	(507,136)
Acquisition of D.A.M. and other communities	—	(14,754)
Purchases of manufactured homes	(68,300)	(44,856)
Proceeds from community sales	48,721	—
Proceeds from manufactured home sales	13,014	—
Community improvements and equipment purchases	(32,605)	(10,068)

Net cash used in investing activities	(39,170)	(576,814)

Cash flow from financing activities
Cash flow from REIT IPO
Common stock offering	—	437,790
Preferred stock offering	—	125,000
Common stock offering expenses	—	(36,813)
Preferred stock offering expenses	—	(5,593)
Cash flow from REIT IPO related financing transactions
Debt issued in the financing transactions	—	500,000
Debt paid in the financing transactions	—	(439,048)
Payment of loan origination costs	—	(8,122)
Release of restricted cash	—	12,278
Release of loan reserves	—	19,089
New loan reserves	—	(14,247)
Proceeds from issuance of debt (including $25.0 million from parent)	155,483	5,000
Repayment of debt	(94,352)	(5,690)
Payment of OP unit dividends	(27,045)	(6,474)
Payment of preferred dividends	(5,156)	(2,091)
Payment of partnership preferred distributions	(786)	—
Repurchase of OP units	(1,836)	—
Restricted cash	—	456
Loan reserves	(4,434)	(992)
Loan origination costs	(3,879)	(1,589)

Net cash provided by financing activities	17,995	578,954

Net (decrease) increase in cash and cash equivalents	(20,186)	21,111
Cash and cash equivalents, beginning of period	39,802	26,631

Cash and cash equivalents, end of period	$19,616	$47,742

Non-cash financing and investing transactions:
Debt assumed in connection with acquisitions	$—	$122,863

Preferred OP units issued in connection with acquisitions	$—	$33,142

Notes receivable for manufactured home sales	$11,402	$—

Supplemental cash flow information:
Cash paid for interest, net of amounts capitalized	$33,931	$28,243

The accompanying notes are an integral part of these consolidated financial statements.

AFFORDABLE RESIDENTIAL COMMUNITIES LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1. Business, Basis of Presentation and Summary of Significant Accounting Policies

Business

              Affordable Residential Communities LP (the "Partnership," "Operating Partnership" or "OP") is a limited partnership engaged in the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities, the retail sale and financing of manufactured homes, the rental of manufactured homes and other related businesses including acting as agent in the sale of homeowners' insurance and related products, all exclusively to residents and prospective residents of our communities. We were organized in July 1998 and operate primarily through our subsidiaries, our general partner is Affordable Residential Communities Inc. ("ARC," "General Partner," or "REIT").

              On February 18, 2004, ARC completed an initial public offering ("IPO") of approximately 22.3 million shares of its common stock at $19.00 per share (excluding approximately 2.3 million shares sold by selling stockholders) and 5.0 million shares of its preferred stock priced at $25.00 per share. The net proceeds to ARC from its IPO of common stock and preferred stock were $517.5 million before expenses. On March 17, 2004, ARC issued 791,592 shares of common stock pursuant to the underwriters' exercise of their over-allotment option generating net proceeds to ARC of $14.0 million. All of the proceeds from the IPO were contributed by ARC to the partnership in exchange for 23.1 million Common OP units and 5.0 million Series "A" Preferred OP units. In conjunction with the IPO, ARC also completed a financing transaction consisting of $500.0 million of new mortgage debt and the repayment of certain existing indebtedness (see Note 2).

              Concurrent with ARC's IPO and the financing transaction noted above, we acquired 90 manufactured home communities from Hometown America, L.L.C. ("Hometown"). The 90 acquired communities are located in 24 states and totaled 26,406 homesites. The total purchase price for these communities and related assets was approximately $615.3 million including assumed indebtedness with a fair value of $93.1 million. See Note 2 for a discussion of the Company's significant 2004 acquisitions.

              As of June 30, 2005, we owned and operated 315 communities (net of one community classified as discontinued operations, see Note 9) consisting of 62,942 homesites (net of 126 homesites classified as discontinued operations) in 27 states with occupancy of 84.5%. Our five largest markets are Dallas-Fort Worth, Texas, with 11.5% of our total homesites; Atlanta, Georgia, with 7.9% of our total homesites; Salt Lake City, Utah, with 6.0% of our total homesites; the Front Range of Colorado, with 5.2% of our total homesites; and Kansas City-Lawrence-Topeka, Kansas/Missouri with 3.9% of our total homesites. We also conduct a retail home sales business.

              ARC's common stock is traded on the New York Stock Exchange under the symbol "ARC". ARC's Series A Cumulative Redeemable Preferred Stock is traded on the New York Stock Exchange under the symbol "ARC-PA". ARC has no public trading history prior to February 12, 2004.

Basis of Presentation

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amount of revenues and expenses during the reporting period. Actual results may differ from previously estimated amounts.

              The interim consolidated financial statements presented herein reflect all adjustments that are necessary to fairly present the financial position, results of operations and cash flows of the Partnership, and all such adjustments are of a normal and recurring nature. The results of operations for the interim period ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. These financial statements should be read in conjunction with our December 31, 2004 financial statements.

              The accompanying consolidated financial statements include all of our accounts, which include the results of operations of the manufactured home communities acquired only for the periods subsequent to the date of acquisition. We have eliminated all significant interentity balances and transactions.

Summary of Significant Accounting Policies

Rental and Other Property

              We carry rental property at cost, less accumulated depreciation. We capitalize significant renovations and improvements that substantially improve asset quality and/or extend the useful life of assets and depreciate them over their estimated remaining useful lives. We expense maintenance and repairs as incurred.

              Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of the various classes of rental property assets are as follows:

Asset Class	Estimated Useful Lives (Years)
Manufactured home communities and improvements	10 to 30
Buildings	10 to 20
Rental homes	3
Furniture and other equipment	5
Computer software and hardware	3

              We evaluate the recoverability of our investment in rental property whenever events or changes in circumstances indicate that the recoverability of the net book value of the asset is questionable. Our assessment of the recoverability of rental property includes, but is not limited to, recent operating results and expected net operating cash flows from future operations. In the event that facts and circumstances indicate that the carrying amount of rental property may be impaired, we perform an evaluation of recoverability in which we compare the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount to determine if an impairment adjustment is required. If this review indicates that the asset's carrying amount will not be fully recoverable, we will reduce the carrying value of the asset to its estimated fair value. We recorded no impairment charges during the three and six months ended June 30, 2005 and 2004.

              Effective January 1, 2005, we changed our estimate of the depreciable life of our rental homes from 10 years to 3 years. Homes in our rental home portfolio will now be depreciated over 3 years of service to an estimated salvage value of 70%. This change was made to align the depreciable lives of our rental homes to our intent to sell homes from our rental home portfolio after a 3 year period to reduce the costs of repairs and maintenance. This change in estimate did not have a material impact on our financial positions, results of operations or cash flows.

Revenue Recognition

              We recognize rental income on homesites and homes when earned and due from residents. Leases entered into by tenants for the rental of a site are generally month-to-month and are renewable by mutual agreement of the resident and us or, in some cases, as provided by statute. Leases entered into by home renters are generally one year in duration and are renewable by mutual agreement between the home renter and us. We defer rent received in advance and recognize it in income when earned. On lease with option to purchase contracts, we defer recognition of all down-payments, supplemental lease payments and sales commissions until the point of sale, which generally is at the end of the lease term.

              We recognize revenues from manufactured home sales when we receive the down payment, the buyer arranges financing, we transfer title, possession and other attributes of ownership to the buyer, and we have no further obligations to perform significant additional activities.

Restricted Stock Grants

              We have included a charge of $10.1 million in general and administrative expense for the six months ended June 30, 2004, representing the value of 530,000 shares of ARC common stock that were granted on February 18, 2004 under ARC's 2003 equity incentive plan and vested on the date of grant. We valued the shares at $19.00 per share, the price at which ARC sold shares in the IPO (see Note 2). In addition, during 2004 ARC granted 95,000 shares of restricted common stock that vest over five years. In June 2004, 42,500 of these restricted shares were forfeited and in October 2004, an additional 37,500 shares of restricted stock were forfeited pursuant to the terms of their issuance. During the six months ended June 30, 2005, 3,000 of these shares vested. In April 2005, the ARC board of directors approved an award of 80,000 shares of ARC's common stock to Scott D. Jackson, ARC's Chief Executive Officer, under the Company's 2003 equity incentive plan. The shares granted will vest over three years with 20,000 shares vesting immediately and 20,000 shares vesting on each of the anniversary dates until April 29, 2008. Vesting is subject to Mr. Jackson's continued employment with the Company and may be accelerated in the event of death, a change in control, or termination other than for cause. Vested shares may not be sold by Mr. Jackson until the first anniversary date of vesting without the prior written consent of the Compensation Committee. All shares, vested and unvested, are entitled to receive dividends and to vote unless forfeited.

              We have recorded the unvested portion of the 72,000 outstanding restricted shares as of June 30, 2005 as unearned compensation (a component of partners' capital) on the balance sheet and are amortizing the balance ratably over the vesting period. We recorded compensation expense related to restricted shares of $312,000 and $326,000 during the three and six months ended June 30, 2005, respectively, as compared to $90,000 and $135,000 during the same periods in 2004.

Interest and Internal Cost Capitalization

              We capitalize interest costs (using our average cost of borrowings) and internal costs (using actual time spent and related costs) on development of long-lived assets from the date we begin substantive activities through the date we place such assets into service in accordance with Statement of Financial Accounting Standards ("SFAS") No. 34, Capitalization of Interest and SFAS No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, respectively. The long-lived assets on which we capitalize interest include general construction activities in our communities, manufactured homes and, in the case of the communities acquired, the cost of the vacant homesites we acquired on which we are making improvements and placing a manufactured home for rent or sale. We capitalized interest and internal costs of $0.2 million and $0.5 million during the three and six months ended June 30, 2005, respectively, as compared to $1.2 million and $1.8 million capitalized during the same periods in 2004.

Accumulated Other Comprehensive Income and Comprehensive Loss

              Amounts recorded in accumulated other comprehensive income (a component of partners' capital) as of June 30, 2005 represent unrecognized gains on our interest rate swap, which qualifies as a cash flow hedge and will be marked to market over the life of the instrument. Including these unrecognized gains or losses, our comprehensive loss for the three and six months ended June 30, 2005 was $18.5 million and $34.1 million, respectively, compared with a comprehensive loss of $5.3 million and $40.8 million during the same periods in 2004.

Reclassifications

              Certain prior year balances have been reclassified to conform to the current year presentation.

2. REIT IPO and Acquisitions

REIT IPO and Hometown Acquisition

              On February 18, 2004, ARC completed its IPO of approximately 22.3 million shares of its common stock at $19.00 per share (excluding approximately 2.3 million shares sold by selling stockholders) and 5.0 million shares of its preferred stock priced at $25.00 per share. The net proceeds to ARC from ARC's IPO of common stock and preferred stock were $517.5 million before expenses. On March 17, 2004, ARC issued 791,592 shares of common stock pursuant to the underwriters' exercise of their over-allotment option generating net proceeds to the Company of $14.0 million. Concurrent with the IPO, ARC also completed the refinancing of $240.0 million of its mortgage debt and raised an additional $260.0 million of new mortgage debt. The new mortgage debt at the time of the IPO consisted of $215.3 million of 10 year fixed rate debt with an interest rate of 5.53%, $100.7 million of 5-year fixed rate debt with an interest rate of 5.05% and $184.0 million of floating rate debt. Proceeds from the IPO and new debt were used to purchase the Hometown communities, repay ARC's Rental Home Credit Facility and redeem the Preferred Interest issued by one of ARC's subsidiaries (see Note 6 to ARC's consolidated financial statements for the year ended December 31, 2004 as filed on Form 10-K).

              On February 18, 2004 and subsequent dates thereafter, we acquired 90 manufactured home communities from Hometown. The 90 acquired communities are located in 24 states and include 26,406 homesites. The total purchase price for all the communities we acquired consisted of the following (in thousands):

Cash purchase price	$522,131
Debt assumed in connection with the acquisition	93,139

Total purchase price	$615,270

              Our purchase price allocation is as follows (in thousands):

Land	$90,296
Rental and other property	494,429
Manufactured homes	9,761
Lease intangibles	811
Customer relationships	14,496
Notes receivable	5,477

$615,270

D. A. M. Portfolio Acquisition

              On June 30, 2004, we acquired 36 manufactured home communities from D.A.M. MASTER ENTITY, L.P. The communities are located in 3 states and include 3,573 homesites. The total purchase price (including the costs of manufactured homes) was approximately $65.5 million, including assumed indebtedness with a fair value of $29.7 million. In addition to cash and the assumption of debt, this acquisition was funded through the issuance of Series"B", "C" and "D" Partnership Preferred Units ("PPUs"), for proceeds totaling $33.1 million. All of the "D" series PPUs totaling $8.0 million were redeemed for cash on July 6, 2004. See Note 3 for further discussion of the PPUs.

              Our purchase price allocation is as follows (in thousands):

Land	$9,225
Rental and other property	55,501
Manufactured homes	803
Customer relationships	52
Other assets/liabilities, net	(78)

Total purchase price allocation	$65,503

Other Acquisitions

              During the period from January 1, 2004 through December 31, 2004, in addition to the Hometown and D.A.M. portfolio acquisitions, we acquired six manufactured home communities from unaffiliated third parties for approximately $16.5 million in cash and $3.8 million in assumed debt. We accounted for these acquisitions utilizing the purchase method of accounting and, accordingly, have allocated the purchase price to the assets acquired and liabilities assumed based on estimated fair values at the date of their acquisition. We allocated the majority of the purchase price to the rental property and intangible assets, including customer relationships and leases intangibles. No acquisitions were made in the three and six months ended June 30, 2005.

2. REIT IPO and Acquisitions (Continued)

              The table below summarizes all of our manufactured home community acquisitions for the period January 1, 2004 through June 30, 2005:

Date	Portfolio	Community	Location	Homesites
Feb-04	NA	Weatherly Estates I	Lebanon, TN	270
Feb-04	NA	Weatherly Estates II	Clarksville, TN	131
Feb-04	HTA	100 Oaks	Fultondale, AL	235
Feb-04	HTA	Jonesboro	Jonesboro, GA	75
Feb-04	HTA	Bermuda Palms	Indio, CA	185
Feb-04	HTA	Breazeale	Laramie, WY	117
Feb-04	HTA	Broadmore	Goshen, IN	370
Feb-04	HTA	Butler Creek	Augusta, GA	376
Feb-04	HTA	Camden Point	Kingsland, GA	268
Feb-04	HTA	Carnes Crossing	Summerville, SC	604
Feb-04	HTA	Castlewood Estates	Mableton, GA	334
Feb-04	HTA	Casual Estates	Liverpool, NY	961
Feb-04	HTA	Riverdale	Riverdale, GA	481
Feb-04	HTA	Columbia Heights	Grand Forks, ND	302
Feb-04	HTA	Conway Plantation	Conway, SC	299
Feb-04	HTA	Crestview	Stillwater, OK	238
Feb-04	HTA	Country Village	Jacksonville, FL	643
Feb-04	HTA	Eagle Creek	Tyler, TX	194
Feb-04	HTA	Eagle Point	Marysville, WA	230
Feb-04	HTA	Falcon Farms	Port Byron, IL	215
Feb-04	HTA	Forest Creek	Elkhart, IN	167
Feb-04	HTA	Fountainvue	Lafontaine, IN	120
Feb-04	HTA	Foxhall Village	Raleigh, NC	315
Feb-04	HTA	Golden Valley	Douglasville, GA	131
Feb-04	HTA	Huron Estates	Cheboygan, MI	111
Feb-04	HTA	Indian Rocks	Largo, FL	148
Feb-04	HTA	Knoll Terrace	Corvallis, OR	212
Feb-04	HTA	La Quinta Ridge	Indio, CA	151
Feb-04	HTA	Lakewood	Montgomery, AL	396
Feb-04	HTA	Lakewood Estates	Davenport, IA	180
Feb-04	HTA	Landmark Village	Fairburn, GA	524
Feb-04	HTA	Marnelle	Fayetteville, GA	205
Feb-04	HTA	Oak Ridge	Elkhart, IN	204
Feb-04	HTA	Oakwood Forest	Greensboro, NC	482
Feb-04	HTA	Pedaler's Pond	Lake Wales, FL	214
Feb-04	HTA	Pinecrest Village	Shreveport, LA	446
Feb-04	HTA	Pleasant Ridge	Mount Pleasant, MI	305
Feb-04	HTA	President's Park	Grand Forks, ND	174
Feb-04	HTA	Riverview	Clackamas, OR	133
Feb-04	HTA	Saddlebrook	N. Charleston, SC	425
Feb-04	HTA	Sherwood	Hartford City, IN	134

Feb-04	HTA	Southwind Village	Naples, FL	337
Feb-04	HTA	Springfield Farms	Brookline Sta, MO	290
Feb-04	HTA	Stonegate	Shreveport, LA	157
Feb-04	HTA	Terrace Heights	Dubuque, IA	317
Feb-04	HTA	Torrey Hills	Flint, MI	377
Feb-04	HTA	Twin Pines	Goshen, IN	238
Feb-04	HTA	Villa	Flint, MI	319
Feb-04	HTA	Winter Haven Oaks	Winterhaven, FL	343
Feb-04	HTA	Green Park South	Pelham, AL	421
Feb-04	HTA	Hunter Ridge	Jonesboro, GA	838
Feb-04	HTA	Friendly Village	Lawrenceville, GA	203
Feb-04	HTA	Misty Winds	Corpus Christi, TX	354
Feb-04	HTA	Shadow Hills	Orlando, FL	670
Feb-04	HTA	Smoke Creek	Snellville, GA	264
Feb-04	HTA	Woodlands of Kennesaw	Kennesaw, GA	273
Feb-04	HTA	Sunset Vista	Magna, UT	207
Feb-04	HTA	Sea Pines	Mobile, AL	429
Feb-04	HTA	Woodland Hills	Montgomery, AL	628
Feb-04	HTA	The Pines	Ladson, SC	204
Feb-04	HTA	Shady Hills	Nashville, TN	251
Feb-04	HTA	Trailmont	Goodlettsville, TN	131
Feb-04	HTA	Chisholm Creek	Wichita, KS	254
Feb-04	HTA	Big Country	Cheyenne, WY	251
Feb-04	HTA	Heritage Point	Montgomery, AL	264
Feb-04	HTA	Lakeside	Lithia Springs, GA	103
Feb-04	HTA	Plantation Estates	Douglasville, GA	138
Feb-04	HTA	Green Acres	Petersburg, VA	182
Feb-04	HTA	Lakeside	Davenport, IA	124
Feb-04	HTA	Evergreen Village	Pleasant View, UT	238
Feb-04	HTA	Four Seasons	Fayetteville, GA	214
Feb-04	HTA	Alafia Riverfront	Riverview, FL	96
Feb-04	HTA	Highland	Elkhart, IN	246
Feb-04	HTA	Birchwood Farms	Birch Run, MI	143
Feb-04	HTA	Cedar Terrace	Cedar Rapids, IA	255
Feb-04	HTA	Five Seasons Davenport	Davenport, IA	270
Feb-04	HTA	Silver Creek	Davenport, IA	280
Feb-04	HTA	Encantada	Las Cruces, NM	354
Feb-04	HTA	Royal Crest	Los Alamos, NM	180
Feb-04	HTA	Brookside Village	Dallas, TX	394
Feb-04	HTA	Meadow Glen	Keller, TX	409
Feb-04	HTA	Silver Leaf	Mansfield, TX	145
Mar-04	HTA	Lamplighter Village	Marietta, GA	431
Mar-04	HTA	Shadowood	Acworth, GA	506

Mar-04	HTA	Stone Mountain	Stone Mountain, GA	354
Mar-04	HTA	Marion Village	Marion, IA	486
Mar-04	HTA	Autumn Forest	Brown Summit, NC	299
Mar-04	HTA	Woodlake	Greensboro, NC	308
Mar-04	HTA	Arlington Lakeside	Arlington, TX	233
Apr-04	HTA	Pine Ridge	Sarasota, FL	126
Apr-04	HTA	Cedar Knoll	Waterloo, IA	290
Apr-04	HTA	Mallard Lake	Pontoon Beach, IL	278
Jun-04	NA	Kopper View	West Valley City, UT	61
Jun-04	NA	Overpass Point	Tooele, UT	182
Jun-04	D.A.M.	Pleasant View	Berwick, PA	108
Jun-04	D.A.M.	Brookside	Berwick, PA	171
Jun-04	D.A.M.	Beaver Run	Linkwood, MD	118
Jun-04	D.A.M.	Carsons	Chambersburg, PA	130
Jun-04	D.A.M.	Chelsea	Sayre, PA	85
Jun-04	D.A.M.	Collingwood	Horseheads, NY	101
Jun-04	D.A.M.	Crestview	Sayre, PA	98
Jun-04	D.A.M.	Valley View in Danboro	Danboro, PA	231
Jun-04	D.A.M.	Valley View in Ephrata	Ephrata, PA	149
Jun-04	D.A.M.	Frieden	Schuylkill Haven, PA	192
Jun-04	D.A.M.	Green Acres	Chambersburg, PA	24
Jun-04	D.A.M.	Gregory Courts	Honey Brook, PA	39
Jun-04	D.A.M.	Valley View in Honey Brook	Honey Brook, PA	146
Jun-04	D.A.M.	Huguenot	Port Jervis, NY	166
Jun-04	D.A.M.	Maple Manor	Taylor, PA	316
Jun-04	D.A.M.	Monroe Valley	Jonestown, PA	44
Jun-04	D.A.M.	Moosic Heights	Avoca, PA	152
Jun-04	D.A.M.	Mountaintop	Narvon, PA	39
Jun-04	D.A.M.	Pine Haven	Blossvale, NY	130
Jun-04	D.A.M.	Sunny Acres	Somerset, PA	207
Jun-04	D.A.M.	Suburban	Greenburg, PA	202
Jun-04	D.A.M.	Blue Ridge	Conklin, NY	69
Jun-04	D.A.M.	Chambersburg I&II	Chambersburg, PA	100
Jun-04	D.A.M.	Hideaway	Honey Brook, PA	40
Jun-04	D.A.M.	Kintner	Vestal, NY	55
Jun-04	D.A.M.	Martins	Nottingham, PA	60
Jun-04	D.A.M.	Nichols	Phoenixville, PA	10
Jun-04	D.A.M.	Scenic View	East Earl, PA	18
Jun-04	D.A.M.	Shady Grove	Atglen, PA	40
Jun-04	D.A.M.	Valley View in Blandon	Fleetwood, PA	30
Jun-04	D.A.M.	Valley View in Morgantown	Morgantown, PA	23
Jun-04	D.A.M.	Valley View in Tuckerton	Reading, PA	74
Jun-04	D.A.M.	Valley View in Wernersville	Wernersville, PA	29

Jun-04	D.A.M.	Pine Terrace	Schuylkill Haven, PA	25
Jun-04	D.A.M.	Sunnyside	Trooper, PA	71
Jun-04	D.A.M.	Oakwood Lake Village	Tunkhannock, PA	79
Jul-04	NA	Western Mobile Estates	West Valley City, UT	145
Sep-04	NA	Willow Creek Estates	Ogden, UT	137

3. Partners' Capital

              On March 16, 2005, we declared a quarterly distribution of $0.3125 per Common OP Unit. We paid the total Common OP Unit distribution of $13.5 million on April 15, 2005 to unitholders of record on March 31, 2005. In addition, on March 16, 2005 we declared a distribution of $0.5156 on each Series "A" Preferred OP Unit. This distribution was paid April 30, 2005 to unitholders of record on April 15, 2005. In addition, on March 16, 2005 we declared a $0.39 distribution on both the Series "B" and Series "C" Preferred OP Units. This distribution was paid on April 30, 2005 to the unitholders of record on April 15, 2005.

              On May 23, 2005, we declared a quarterly distribution of $0.1875 per Common OP Unit. We paid the total Common OP Unit distribution of $7.7 million on July 15, 2005 to unitholders of record on June 30, 2005. In addition, on May 23, 2005 we declared a distribution of $0.5156 on each Series "A" Preferred OP Unit. This distribution was paid July 29, 2005 to unitholders of record on July 15, 2005. In addition, on May 23, 2005 we declared a $0.39 distribution on both the Series "B" and Series "C" Preferred OP Units. This distribution was paid on July 29, 2005 to the unitholders of record on July 15, 2005.

              At June 30, 2005, Partners' Capital included 2,261,451 OP Units that were issued to various limited partners and 1,005,688 PPUs issued on June 30, 2004 as part of the D.A.M. portfolio acquisition. Each OP Unit outstanding is paired with 1.9268 shares of ARC's special voting stock (each a "Paired Equity Unit") that allows each holder to vote an OP Unit on matters as if it were a common share of ARC's stock. Each OP Unit is redeemable for cash, or at ARC's election, one share of ARC's common stock. During the second quarter of 2005, the Partnership redeemed for cash approximately 142,000 OP Units totaling approximately $1.8 million.

              The PPUs outstanding as of June 30, 2005 consist of 300,000 Series "B" units and 705,688 Series "C" units. The Series "B" PPUs carry a liquidation preference of $25 per unit and earn cash distributions at the rate of 6.25% per annum, payable quarterly. The Series "B" PPUs can be redeemed at the option of the Operating Partnership for ARC's common stock, cash and/or notes payable after the fifth anniversary of their issuance. In July 2005, according to the terms of the Series "B" PPUs, the Series "B" PPU holders requested redemption of their units, and the Operating Partnership elected to repurchase them for approximately $2.5 million in cash and notes payable totaling approximately $5.0 million. As of June 30, 2005, we have accrued $78,125 of the Series "B" PPU preferred distribution, representing the portion of the preferred distribution earned by Series "B" preferred unitholders through that date.

3. Partners' Capital (Continued)

              The Series "C" PPUs carry a liquidation preference of $25 per unit and earn cash distributions at the rate of 6.25% per annum, payable quarterly. The Series "C" PPUs can be redeemed at the option of the Operating Partnership for cash after the fifth anniversary of their issuance. Series "C" PPU holders can request redemption of their units after the two and a half year anniversary of issuance, at which time the Operating Partnership must redeem the PPUs or repurchase them with ARC common stock, cash and/or a note payable, at the Operating Partnership's option. Series "B" and "C" units have the same priority as to the payment of distributions. As of June 30, 2005, we had accrued $183,773 of the Series "C" PPU preferred distribution, representing the portion of the preferred distribution earned by Series "C" preferred unitholders through that date.

4. Rental and Other Property, Net

              The following summarizes rental and other property (in thousands):

	June 30, 2005	December 31, 2004
Land	$211,822	$211,383
Land improvements and buildings	1,297,792	1,268,002
Rental homes and improvements	249,169	197,668
Furniture, equipment and vehicles	14,478	12,434

Subtotal	1,773,261	1,689,487
Less accumulated depreciation	(186,221)	(156,707)

Rental and other property, net	$1,587,040	$1,532,780

              We have capitalized interest and internal costs of $0.2 million and $0.5 million in the cost of land and building improvements and manufactured home purchases for the three and six months ended June 30, 2005, respectively, as compared to $1.7 million and $2.4 million capitalized during the same periods in 2004.

5. Notes Payable (including $25.8 million due to general partner)

              The following table sets forth certain information regarding our notes payable (in thousands):

	June 30, 2005	December 31, 2004
Senior fixed rate mortgage due 2012, 7.35% per annum	$302,325	$303,903
Senior fixed rate mortgage due 2014, 5.53% per annum	211,921	213,333
Senior fixed rate mortgage due 2009, 5.05% per annum	98,926	99,651
Senior variable rate mortgage due 2006, LIBOR plus 3.00% per annum (6.22% at June 30, 2005)	140,468	150,871
Various individual fixed rate mortgages due 2005 through 2031, averaging 7.31% per annum	153,074	153,818
Revolving credit mortgage facility due 2005, LIBOR plus 2.95% per annum (6.17% at June 30, 2005)	58,764	51,000
Trust preferred securities due 2035, LIBOR plus 3.25% per annum (6.26% at June 30, 2005) (due to general partner)	25,780	—
Consumer finance facility due 2008, LIBOR plus 3.00% per annum (6.18% at June 30, 2005)	9,369	—
Lease receivable facility due 2007, LIBOR plus 7.00% per annum (10.22% at June 30, 2005)	42,100	—
Floorplan line of credit due 2007, ranging from prime plus 0.75% to prime plus 4.00% per annum (averaging 6.59% at June 30, 2005)	43,945	27,999
Other loans	2,332	1,047

	$1,089,004	$1,001,622

Senior Fixed Rate Mortgage Due 2012

              We entered into the Senior Fixed Rate Mortgage due 2012 on May 2, 2002. It is an obligation of certain of our special purpose real property subsidiaries and is collateralized by 105 manufactured home communities. The Senior Fixed Rate Mortgage due 2012 bears interest at a fixed rate of 7.35% per annum, will amortize based on a 30-year schedule and matures on May 1, 2012. Pursuant to the terms of the mortgage agreement, we have established reserves relating to the mortgaged properties for real estate taxes, insurance, capital spending (included in loan reserves) and property operating expenditures (included in cash and cash equivalents). The Senior Fixed Rate Mortgage due 2012 contains customary defeasance-based prepayment penalties for repayments made prior to maturity.

Senior Fixed Rate Mortgage Due 2014

              We entered into the Senior Fixed Rate Mortgage due 2014 on February 18, 2004, in connection with the completion of our IPO and the Hometown acquisition. It is an obligation of certain real property subsidiaries of the Operating Partnership and is collateralized by 46 manufactured home communities owned by these subsidiaries. The Senior Fixed Rate Mortgage due 2014 bears interest at a fixed rate of 5.53% per annum, will amortize based on a 30-year schedule and will mature on March 1, 2014. Pursuant to the terms of the mortgage agreement, we have established reserves relating to the mortgaged properties for real estate taxes, insurance, capital spending and property operating expenditures. The Senior Fixed Rate Mortgage due 2014 contains customary defeasance-based prepayment penalties for repayments made prior to maturity.

Senior Fixed Rate Mortgage Due 2009

              We entered into the Senior Fixed Rate Mortgage due 2009 on February 18, 2004, in connection with the completion of our IPO and the Hometown acquisition. It is an obligation of certain real property subsidiaries of the Operating Partnership and is collateralized by 29 manufactured home communities owned by these subsidiaries. The Senior Fixed Rate Mortgage due 2009 bears interest at a fixed rate of 5.05% per annum, will amortize based on a 30-year amortization schedule and will mature on March 1, 2009. Pursuant to the terms of the mortgage agreement, we have established reserves relating to the mortgaged properties for real estate taxes, insurance, capital spending and property operating expenditures. The Senior Fixed Rate Mortgage due 2009 contains customary defeasance-based prepayment penalties for repayments made prior to maturity.

Senior Variable Rate Mortgage Due 2006

              We entered into the Senior Variable Rate Mortgage due 2006 on February 18, 2004, in connection with the completion of our IPO and the Hometown acquisition. It is an obligation of certain real property subsidiaries of the Operating Partnership and is collateralized by 44 manufactured home communities owned by these subsidiaries. The Senior Variable Rate Mortgage due 2006 bears interest at a variable rate based upon a spread of 3.00% over the one-month LIBOR (6.22% at June 30, 2005) and will mature in February 2006. At our option and subject to certain conditions, we may extend the Senior Variable Rate Mortgage due 2006 for three additional 12-month periods. In connection with the second and third extensions, we would be required to pay extension fees of 0.25% and 0.375% of the outstanding principal balance, respectively. We purchased interest rate caps to limit our interest costs in the event of increases in the one-month LIBOR above 5.00%, and intend to purchase such caps for any extensions, as applicable. We will incur an exit fee equal to 0.50% of the loan amount payable upon any repayment of the principal amount of the loan. The exit fee will be subject to reduction by an amount equal to 0.50% of the principal amount of any first mortgage loans provided by the lenders to refinance the Senior Variable Rate Mortgage due 2006. Pursuant to the terms of the mortgage agreement, we have established reserves relating to the mortgaged properties for real estate taxes, insurance, capital spending and property operating expenditures. We may repay the Senior Variable Rate Mortgage due 2006 subject to a prepayment penalty calculated as the product of 0.25%, the number of payment dates remaining to maturity and the amount being repaid for prepayments made in months one through twelve. Prepayments made in months 13 to 24 are subject to a flat 1% fee of amounts repaid.

Various Individual Fixed Rate Mortgages Due 2005 Through 2031

              We have assumed various individual fixed rate mortgages in connection with the acquisition of various properties that were encumbered at the time of acquisition. We have refinanced one property and expect to refinance additional properties over time. The mortgages are secured by specific manufactured home communities and subject to early pre-payment penalties, the terms of which vary from mortgage to mortgage. The mortgages are as follows:

  a)
  Mortgages assumed and one refinanced as part of individual property purchases. These notes total approximately $46.7 million at June 30, 2005, mature from 2006 through 2028 and have an average effective annual interest rate of 7.25%.

  b)
  Mortgages assumed in conjunction with the Hometown acquisition. These notes total approximately $77.4 million at June 30, 2005, mature from 2005 through 2031 and carry an average effective annual interest rate of 7.06%.

  c)
  Notes assumed in conjunction with the D.A.M. portfolio purchase. These notes total approximately $29.0 million at June 30, 2005, mature in 2008 and carry an average effective annual interest rate of 7.18%.

Revolving Credit Mortgage Facility

              In September 2004, we obtained a Revolving Credit Mortgage Facility for borrowings of up to $85.0 million. This facility is an obligation of a subsidiary of the Operating Partnership and is secured by 33 communities that previously secured the cancelled Senior Revolving Credit Facility (see Note 6 to the ARC's consolidated financial statements for the year ended December 31, 2004 as filed on Form 10-K), as well as various additional communities acquired subsequent to our IPO. Advances under the Revolving Credit Mortgage Facility are limited by borrowing base requirements related to the value and cash flows of the communities securing the loan. The Revolving Credit Mortgage Facility bears interest at the one month LIBOR plus 2.95% (6.17% at June 30, 2005) and has a term of one year. We incurred a commitment fee of 0.5% at the closing of the facility and will pay origination fees of 0.5% with each advance. The facility contains no significant financial covenants.

Trust Preferred Securities Due 2035 (due to general partner)

              On March 15, 2005, the Company issued $25.8 million in unsecured trust preferred securities to ARC. The $25.8 million trust preferred securities bear interest at 3-month LIBOR plus 3.25% (6.26% at June 30, 2005). Interest on the securities is paid on the 30th of March, June, September and December of each year. ARC may redeem these securities on or after March 30, 2010 in whole or in part from time to time at principal amount plus accrued interest. The securities are mandatorily redeemable on March 15, 2035 if not redeemed sooner.

Consumer Finance Facility

              We entered into the Retail Home Sales and Consumer Finance Debt Facility (the "Consumer Finance Facility") on February 18, 2004, in connection with the completion of our IPO and the Hometown acquisition and amended it in April 2005 in connection with entering into a two-year, $75.0 million secured revolving lease receivables credit facility (see Lease Receivables Facility below). The Consumer Finance Facility, as amended, has a total commitment of $125.0 million and a term of four years. This facility is an obligation of a subsidiary of our Operating Partnership, and borrowings under this facility are secured by manufactured housing conditional sales contracts. Borrowings under the facility are limited by specified borrowing base requirements related to the value of the collateral securing the facility. The facility bears interest at a variable rate based upon a spread of 3.00% over the one-month LIBOR (6.18% at June 30, 2005). The facility includes customary affirmative and negative covenants, including minimum GAAP tangible net worth and maximum leverage covenants. We are in compliance with all financial covenants under the facility as of June 30, 2005. During the quarter, we paid a commitment fee of 1.00% on the original committed amount and 0.75% of the amended committed amount and will pay additional annual commitment fees payable on each anniversary of the closing. Advances under the facility will be subject to a number of conditions, including certain underwriting and credit screening guidelines and the conditions that the home must be located in one of our communities, the loan term may not exceed 12 years for a single-section home or 15 years for a multi-section home and the loan amount shall not exceed 90% of the value of the home securing the conditional sales contract.

              The availability of advances under the Consumer Finance Facility is subject to certain conditions that are beyond our control. Conditions that could result in our inability to draw on these facilities include a downgrade in the credit rating of the lender and the absence of certain markets for financing debt obligations secured by securities or mortgage loans. Funding under this facility may also be denied if the lender determines that the value of the assets serving as collateral would be insufficient to maintain the required 75% loan-to-value ratio upon giving effect to a request for funding. The lender can also at any time require that we prepay amounts funded or provide additional collateral if, in its judgment, this is necessary to maintain the 75% loan-to-value ratio.

Lease Receivables Facility

              On April 6, 2005, the Company entered into a two-year, $75.0 million secured revolving credit facility (the "Lease Receivables Facility") with Merrill Lynch Mortgage Capital Inc. to be used to finance the purchase of manufactured homes and for general corporate purposes.

              Borrowings under the Lease Receivables Facility are secured by an assignment of all lease receivables and rents, an assignment of the underlying manufactured homes and a pledge by ARCHC LLC and ARC Housing GP LLC of 100% of the outstanding equity in ARC Housing LLC and ARC HousingTX LP (collectively, "Housing"), each an indirect wholly-owned subsidiary of Affordable Residential Communities LP. Borrowings under the Lease Receivables Facility will bear interest at the one-month LIBOR plus 7.00% (10.22% at June 30, 2005), decreasing to one-month LIBOR plus 3.25% after July 31, 2005, provided Housing meets certain quarterly performance targets. Interest is payable monthly.

              Borrowings under the Lease Receivables Facility are limited to an amount equal to approximately 55% of the net book value of the eligible manufactured housing units owned by Housing and their associated setup costs and located in ARC's communities, subject to applicable borrowing base requirements. The maximum amount available under the Lease Facility will decrease by $3.0 million per quarter commencing July 1, 2005 until maturity in March 2007.

Floorplan Lines of Credit

              In August 2004, we amended our floorplan line of credit to provide borrowings of up to $50.0 million secured by manufactured homes in inventory. Under the amended line of credit, the lender will advance 90% of the purchase cost of manufactured homes for the first $40.0 million in advances, with the remaining $10.0 million in advances made at 75% of such home costs. Repayments of borrowed amounts are due upon sale or lease of the related manufactured home. Advances under the amended line of credit will bear interest ranging from the prime rate plus 0.75% to the prime rate plus 4.00% (averaging 6.59% at June 30, 2005) based on the length of time each advance has been outstanding. Monthly curtailment payments are required for unsold homes beginning 360 days following the purchase of the home. The required curtailment payment will be between 3.00% and 5.00% of the home's original invoice amount depending on the type of home and the number of months since the home's purchase. The amended line of credit requires the Operating Partnership to maintain a minimum tangible net worth of $500.0 million, a maximum debt to tangible net worth ratio of 3 to 1, and minimum cash and cash equivalents of $15.0 million, all as defined in the agreement. We are in compliance with all financial covenants under the line of credit as of June 30, 2005. The line of credit is subject to a commitment fee of $250,000, an unused line fee of .25% per annum and an early termination fee of 1.00% to 3.00%, based on the termination date.

6. Property Operations Expense

              During the three and six months ended June 30, 2005 and 2004, we incurred property operations expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Utilities and telephone	$7,112	$6,833	$15,075	$11,751
Salaries and benefits	6,991	5,255	13,018	9,262
Repairs and maintenance	2,695	2,594	5,362	4,129
Insurance	926	827	1,803	1,400
Bad debt expense	568	610	1,429	1,095
Advertising	85	256	290	507
Other operating expense	1,665	1,251	3,386	2,090

	$20,042	$17,626	$40,363	$30,234

7. Retail Home Sales, Finance and Insurance Expense

              During the three and six months ended June 30, 2005 and 2004, we incurred retail home sales, finance and insurance expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Utilities and telephone	$70	$16	$110	$37
Salaries and benefits	2,105	793	3,463	1,224
Repairs and maintenance	32	96	51	262
Insurance	107	71	195	74
Bad debt expense	280	10	309	10
Advertising	825	154	1,914	208
Other operating expense	693	358	1,275	264

	$4,112	$1,498	$7,317	$2,079

8. General and Administrative Expense

              During the three and six months ended June 30, 2005 and 2004, we incurred general and administrative expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Salaries and benefits(a)	$3,506	$2,533	$6,646	$15,284
Travel	625	509	1,177	1,076
Professional services	1,219	499	2,209	1,160
Insurance	329	141	437	385
Rent	46	87	99	259
Other administrative expense	534	535	1,050	935

	$6,259	$4,304	$11,618	$19,099

(a)
The six months ended June 30, 2004 includes $10.1 million incurred in conjunction with ARC's IPO in which ARC granted 530,000 shares of restricted stock that vested immediately (see Note 1).

9. Discontinued Operations

              In July 2004, we entered into a real estate auction agreement to sell 12 communities comprising 2,933 homesites. In addition to the 12 communities, as part of the auction, the Partnership also contracted to sell two parcels of undeveloped commercial land located adjacent to one of its communities in Colorado. The auction was held in September 2004. These sales, other than the sale of one of the 12 properties, closed during the fourth quarter of 2004, resulting in net proceeds to the Partnership of $21.6 million after selling commissions, sales expenses and the repayment of approximately $6.0 million of associated debt. The remaining community continues to be held for sale and was classified as discontinued operations as of December 31, 2004 and June 30, 2005, based on the Partnership's intent to sell this community during 2005.

              In September 2004, we entered into an agreement to sell three communities, comprising 1,073 homesites, to an unaffiliated third party for a total sales price of approximately $5.9 million. These sales closed during the fourth quarter of 2004.

              In October 2004, we entered into a real estate auction agreement to sell 12 communities comprising 2,440 homesites. The auction was held in December 2004. Eleven of these 12 sales closed during the first quarter of 2005, resulting in net proceeds to the Partnership of $12.4 million after selling commissions, sales expenses and the repayment of approximately $28.9 million of associated debt included in liabilities related to assets held for sale, and other required debt payments. The remaining community was sold in April 2005. Also in October 2004, we entered into agreements to sell three communities comprising 709 homesites to unaffiliated third parties for a total sales price of approximately $7.9 million. These sales closed during the fourth quarter of 2004.

              In accordance with the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets," each of the communities sold during 2005 and 2004 have been classified as discontinued operations as of June 30, 2005 and December 31, 2004. We have included $3.4 million and $54.1 million of net assets related to these communities as assets held for sale in the accompanying consolidated balance sheets as of June 30, 2005 and December 31, 2004, respectively. We have also included $2.7 million and $29.5 million of obligations related to these communities as liabilities related to assets held for sale in the accompanying balance sheets as of June 30, 2005 and December 31, 2004, respectively. In addition, we have presented the operations of each of these communities as discontinued operations in the accompanying consolidated statements of operations for the three and six months ended June 30, 2005 and 2004 and recorded income of $0.1 million and a loss of $0.7 million, respectively, related to the sale of the discontinued operations for the three and six months ended June 30, 2005. The following table summarizes combined balance sheet and income statement information for the discontinued operations noted above (in thousands):

	June 30, 2005	December 31, 2004
Assets
Rental and other property, net	$3,035	$52,848
Tenant, notes and other receivables, net	—	309
Lease intangibles and customer relationships, net	—	593
Prepaid expenses and other assets	333	373

Total Assets	$3,368	$54,123

Liabilities
Notes payable	$2,700	$28,951
Accounts payable and accrued expenses	34	262
Tenant deposits and other liabilities	(78)	303

Total Liabilities	$2,656	$29,516

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Statement of Operations
Revenue	$220	$3,787	$1,968	$6,285
Operating expenses	148	3,444	968	5,490

Income from discontinued operations	$72	$343	$1,000	$795

10. Commitments and Contingencies

              In the normal course of business, from time to time we are involved in legal actions relating to the ownership and operations of our properties. In our opinion, the liabilities, if any, which may ultimately result from such legal actions, will not have a material adverse effect on our financial position, results of operations or cash flows.

              In the normal course of business, from time to time we incur environmental obligations relating to the ownership and operation of our properties. In our opinion, the liabilities, if any, which may ultimately result from such environmental obligations, will not have a material adverse effect on our financial position, results of operations or cash flows.

11. Subsequent Events

              In July 2005, according to the terms the Series"B" PPUs, the Series"B" PPU holders requested redemption of their units, and the Operating Partnership elected to repurchase them with approximately $2.5 million in cash and notes payable totaling approximately $5.0 million (see Note 3).

QuickLinks

Affordable Residential Communities LP Consolidated Financial Statements As of and for the Three and Six Months Ended June 30, 2005 and 2004
AFFORDABLE RESIDENTIAL COMMUNITIES LP CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2005 AND DECEMBER 31, 2004 (in thousands) (unaudited)
AFFORDABLE RESIDENTIAL COMMUNITIES LP CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004 (in thousands) (unaudited)
AFFORDABLE RESIDENTIAL COMMUNITIES LP CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2005 and 2004 (in thousands) (unaudited)
AFFORDABLE RESIDENTIAL COMMUNITIES LP NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)